Registration Nos. 333-10006
333-14232

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SkyePharma PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	330387911 (IRS Employer Identification Number)

105 Piccadilly London, W1J 7NJ England Tel: +44 (0)20 7491-1777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

European and North American Executive Share Option Scheme

SkyePharma PLC 2002 Employee Stock Purchase Plan

International Share Plan
(Full Title of the Plans)

Donald Puglisi
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications to:

Kathryn A. Campbell
Sullivan & Cromwell LLP
1 New Fetter Lane
London, EC4 1AN
England

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

          This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement 333-10006, filed February 12, 1999, registering 5,000,000 ordinary shares of 10 pence each under the above-referenced European and North American Executive Share Option Scheme; and

2.	Registration Statement 333-14232, filed December 27, 2001, registering 10,000,000 ordinary shares of 10 pence each for the SkyePharma 2002 Employee Purchase Plan and International Plan.

          In accordance with an undertaking made by SkyePharma in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, SkyePharma hereby removes from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of London, England on June 4, 2007.

SkyePharma PLC
By:	/s/ Frank Condella
	Name: Title:	Frank Condella Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by or on behalf of the following persons in the capacities indicated as of June 4, 2007:

/s/ Dr Ken Cunningham Name: Dr Ken Cunningham Chief Operating Officer	/s/ Donald Puglisi Name: Donald Puglisi Puglisi & Associates Authorized U.S. Representative

_____________________________ Name: Dr Argeris Karabelas Non-Executive Chairman Officer	/s/ Peter Grant Name: Peter Grant Principal Accounting & Financial Officer

/s/ Stephen Harris Name: Stephen Harris Non-Executive Director	/s/ Frank Condella Name: Frank Condella Chief Executive Officer Principal Executive Officer

_____________________________ Name: David Ebsworth Non-Executive Director	_____________________________ Name: Alan Bray Non-executive Director / Chairman of Audit Committee